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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement on Form S-8 of Rogue Wave Software, Inc. and subsidiaries of our reports dated October 21, 1998, relating to the consolidated balance sheets of Rogue Wave Software, Inc. and subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998 and the related schedule, which reports appear in the annual report on Form 10-K of Rogue Wave Software, Inc.

                                         KPMG LLP
Boulder, Colorado
February 15, 1999